UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2014

The Spectranetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19711	84-0997049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9965 Federal Drive
Colorado Springs, Colorado 80921
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (719) 633-8333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of The Spectranetics Corporation (the “Company”) held on June 10, 2014, the Company’s stockholders approved the Company’s Amended and Restated 2006 Incentive Award Plan (the “Amended and Restated Plan”). The Board of Directors of the Company had previously adopted and approved the Amended and Restated Plan on March 12, 2014, subject to stockholder approval.

The Amended and Restated Plan provides for the grant of incentive stock options, non-qualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, performance bonus awards and performance-based awards to eligible employees, directors and consultants who are selected by either the Board or the Compensation Committee to receive awards under the Amended and Restated Plan.

The Amended and Restated Plan amended the Company’s 2006 Incentive Award Plan (i) to increase the number of shares authorized for issuance from 5,250,000 shares to 8,150,000 shares, (ii) to provide that a maximum number of shares subject to option and SAR awards granted to any one participant during a calendar year shall be 1,000,000 and the maximum number of shares subject to full value awards granted to any one participant during a calendar year shall be 1,000,000, (iii) to provide the Board with the discretion to grant newly elected non-employee directors an initial restricted stock award valued at up to $500,000 and to grant continuing non-employee directors an annual restricted stock award valued at up to $500,000, (iv) to revise the definition of performance criteria, and (v) to make certain other changes, as further described in the Company’s definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed with the Securities and Exchange Commission on April 22, 2014.

The foregoing summary of the Amended and Restated Plan is subject to, and qualified in its entirety by, the complete text of the Amended and Restated Plan, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company was held on June 10, 2014. The final results of the stockholder vote on each proposal brought before the meeting were as follows:

Proposal 1. To elect two Class II directors to the Board of Directors to serve a three-year term until the 2017 Annual Meeting of Stockholders, or until their successors are elected and have been duly qualified:

	For	Withheld	Broker Non-Votes
Maria Sainz	32,749,968	151,989	5,164,405
Daniel A. Pelak	32,753,589	148,368	5,164,405

Scott Drake, R. John Fletcher, William C. Jennings, B. Kristine Johnson, and Joseph M. Ruggio continued their terms of office as directors after the meeting.

Proposal 2. To approve, on an advisory basis, the compensation of the Company’s named executive officers described in the Proxy Statement:

For	Against	Abstain	Broker Non-Votes
31,630,154	1,199,330	72,473	5,164,405

Proposal 3. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2014:

For	Against	Abstain	Broker Non-Votes
37,959,195	75,449	31,718	—

Proposal 4. To approve the amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 120,000,000 shares and the number of authorized shares of capital stock to 125,000,000 shares.

For	Against	Abstain	Broker Non-Votes
35,017,498	2,997,601	51,263	—

Proposal 5. To approve the Amended and Restated Plan, which, among other things, increases by 2,900,000 shares the authorized number of shares of the Company's common stock issuable thereunder.

For	Against	Abstain	Broker Non-Votes
28,667,324	4,180,112	44,521	5,164,405

Each proposal was approved by the Company’s stockholders by the required vote.

ITEM 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of The Spectranetics Corporation
10.1	The Spectranetics Corporation Amended and Restated 2006 Incentive Award Plan, as amended and restated as of June 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPECTRANETICS CORPORATION
(registrant)

Date:	June 12, 2014	By:	/s/ Jeffrey A. Sherman
Jeffrey A. Sherman
Vice President, Deputy General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of The Spectranetics Corporation
10.1	The Spectranetics Corporation Amended and Restated 2006 Incentive Award Plan, as amended and restated as of June 10, 2014.

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